EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Simtek Corporation of our report dated March 27, 2007 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Simtek Corporation for the year ended December 31, 2006.



/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP



Denver, Colorado

June 27, 2007